UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022

YUNHONG CTI LTD.

(Exact Name Of Registrant As Specified In Its Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

000-23115	36-2848943
(Commission File Number)	(I.R.S. Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of Principal Executive Offices)	(Zip Code)

(847) 382-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As previously reported, on May 26, 2022, Yunhong CTI Ltd. (“CTI”, the “Company” or “we”), received a written deficiency notice (the “May 2022 Notice”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the Company’s common stock had failed to maintain a minimum closing bid price of $1.00 over the prior 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company was provided a period of 180 calendar days, or until November 22, 2022 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Rule. Since that date, the Company actively monitored the closing bid price of its common stock and evaluated available options to regain compliance with the Minimum Bid Price Rule.

On November 23, 2022, the Company received a staff determination letter from Nasdaq stating that the Company had not regained compliance with the Minimum Bid Price Rule by the Compliance Date, and that, because the Company does not comply with the $5,000,000 stockholders equity initial listing requirement for The Nasdaq Capital Market, it is not eligible for a second 180 day compliance period (the “Noncompliance Notice”). The Noncompliance Notice also stated that, unless the Company requests a timely appeal of this determination, the Company’s securities will be scheduled for delisting and will suspended at the opening of business on December 2, 2022.

The Company’s board of directors has reviewed this matter, and has directed management to file an appeal of Nasdaq’s determination with the Nasdaq Hearings Panel, and to explore alternatives for regaining compliance with the Minimum Bid Price Rule, which may include seeking to effect a reverse stock split with respect to the Company’s common stock. However, there can be no assurance that the Company will be successful in its appeal and or its related efforts to regain compliance.

This summary is not intended to include all terms of the Noncompliance Notice, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 3.01.

Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

Our common stock could be delisted from Nasdaq, which would seriously harm the liquidity of our common stock. Nasdaq requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our common stock from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders:

● the liquidity and marketability of our common stock;

● the market price of our common stock;

● our ability to obtain financing for the continuation of our operations;

● the number of institutional and general investors that will consider investing in our common stock;

● the number of market makers in our common stock;

● the availability of information concerning the trading prices and volume of our common stock; and

● the number of broker-dealers willing to execute trades in shares of our common stock.

In addition, if we fail to regain compliance to be eligible to trade on Nasdaq, we may have to pursue trading on a less recognized or accepted market, such as the over the counter markets, our stock may be traded as a “penny stock” which would make transactions in our stock more difficult and cumbersome, and we may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock. This may also cause the market price of our Class A common stock to further decline.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements made in this report that are not historical facts are “forward-looking” statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Determination Letter from Nasdaq, dated November 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 30, 2022	YUNHONG CTI LTD.

		By:	/s/ Frank Cesario
		Name:	Frank Cesario
		Title:	Chief Executive Officer